EXHIBIT 99.1

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NEWS RELEASE
May 15, 2012


               FSI ANNOUNCES FIRST QUARTER, 2012 FINANCIAL RESULTS

       Conference call scheduled for Wednesday May. 16th, 11:00am Eastern time, 8:00am Pacific Time
                            See dial in number below


VICTORIA, BRITISH COLUMBIA, May 15, 2012 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the first quarter (Q1) ended March 31, 2012.

Mr. Daniel B. O'Brien, CEO, states, "The increase in our non-GAAP operating cash flow over the previous year demonstrates the Company's financial strength. With regard to revenue forecasting, given the news of an accelerated world economic slow down particularly in Europe and the Far East, it is simply too difficult and unrealistic to give accurate revenue guidance at this time. Never the less, full year 2012 revenue is expected to be higher than 2011 and revenue forecasts will be updated at each financial reporting date." Mr. O'Brien continues, "As a result of the seasonality of the agriculture and swimming pool markets, FSI's sales tend to be larger during the first half of the year, causing higher accounts receivable, and lower cash and inventory numbers. This does not affect the Company's ability to grow given its strong working capital position including, a largely untapped, $6.4million line of credit with a Chicago based bank."

Note: as a result of the start up of the Alberta factory, a biomass expense is no longer given in the news release. Also, due to the generation of revenue from that facility, depreciation of the factory has begun results in a significantly higher non-cash accounting expenses in the financials.

     o Sales in the first quarter (Q1) were $5,194,071, up approximately 19% when compared to sales of $4,357,467 in the corresponding period a year ago. The financials give a Q1, 2012 net profit of $222,660, or $0.02 per share compared to a net profit of $358,107, or $0.03 per share in Q1, 2011.

     o Basic weighted average shares used in computing per share amounts in Q1 were 13,169,991 for 2012 and 13,592,698 for 2011. Note: a share buy back by the Company of close to 800,000 shares in Q1, 2011 is the reason for the reduced share count.

     o Non-GAAP operating cash flow: For the 3 months ending March 31, 2012, net income reflects $338,882 of non-cash charges (depreciation and stock option expenses), income tax and other minor items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $1,121,542, or $0.8 per share. This compares with operating cash flow of $796,099, or $0.06 per share, in the corresponding 3 months of 2011 (see the table that follows for details of these calculations).

Mr. O'Brien comments, "Production from the Alberta plant will allow FSI, through the NanoChem division, to supply the only renewably-based poly-aspartic acid in the world. This will allow access to customers who demand this level of environmentally sound behavior as well as insulating the Company from future oil price shocks."

The NanoChem division continues to produce most of FSI's revenue and cash flow. New opportunities are unfolding to further increase sales in this division.




* CEO, Dan O'Brien has scheduled a conference call for 11:00am EST, 8:00am PST, Wednesday May 16th to discuss the financials. Call 1-877-941-8609 (or 1-480-629-9692). The conference call title, "First Quarter Financials," may be requested.*

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The above  information  and  following  table contain  supplemental  information regarding income and cash flow from operations for the 3 months ended March 31, 2012. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
           For 3 Months Ended March 31 (3 Months Operating Cash Flow)
                                   (Unaudited)
--------------------------------------------------------------------------------
                                                    3 months ended March 31
                                                   2012             2011
                                              ----------------------------------
Revenue                                        $ 5,194,071       $ 4,357,467
Income before income tax - GAAP                $   782,660       $   678,107
Income tax(net)  - GAAP                        $   560,000 a     $   320,000 a
Net income (loss)  - GAAP                      $   222,660 a     $   358,107 a

Net income (loss) per common share -
 basic. - GAAP                                 $      0.02 a     $      0.03 a

3 month weighted average shares used in         13,169,991        13,592,698
computing per share amounts - basic.-  GAAP

                                                  3 month Operating Cash Flow
                                                       Ended March 31
                                              ----------------------------------
Operating Cash flow (3months). NON-GAAP        $ 1,118,964 b     $   796,099 b

Operating Cash flow per share excluding        $      0.08 b     $      0.06 b
non-operating items and items not related to
current operations (3 months) - basic.
NON-GAAP
Non-cash Adjustments (3 month)                 $   338,882 c     $   117,992 c

Shares (3 month basic weighted average)  used   13,169,991        13,592,698
in computing per share amounts - basic GAAP
--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.
a) GAAP - the relative higher Income tax expense and lower Net income numbers for Q1, 2012 in comparison to Q1, 2011 are largely a result of the commencement of depreciation of the Alberta Factory, as well the tax paid on revenue generated from the Illinois factory. Expenses resulting from the Alberta division can not be used to reduce taxable income in Illinois.
b) Non-GAAP - amounts exclude certain non-cash items (depreciation and stock option expense totaling: 2012 = $338,882, 2011 = $117,992), net income tax (2012
= 560,000, 2011 = $320,000), gain on the sale of equipment($2,217) and interest income($361). See Operating Cash Flow for other adjustments.
c) Non-GAAP - amounts represent depreciation, stock option expense.

Safe Harbor Provision
---------------------

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                615 Discovery Street, Victoria, BC V8T 5G4 CANADA
                                                                     Jason Bloom
                                                               Tel: 250 477 9969
                                                         Toll Free: 800 661 3560
                                                               Fax: 250 477 9912
                                              E-mail: info@flexiblesolutions.com
                                                      --------------------------


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Tofind out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.

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